EXHIBIT 23.1

CHILD, SULLIVAN & COMPANY
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037
Phone: 801-927-1337  Fax: 801-927-1344




                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Heritage Capital Group, Inc.
Philadelphia, PA


We hereby consent to the inclusion in the Form 10-SB Registration Statement, of our independent auditors' report dated June 2, 2004, on our audit of the financial statements of Heritage Capital Group, Inc. as of April 30, 2004, and for the period from June 17, 2003 (inception) to April 30, 2004.

Sincerely,

Child, Sullivan & Company

Child, Sullivan & Company
Kaysville, UT
June 18, 2004

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